Almost Family, Inc. Steve Guenthner (502) 891-1000 FOR IMMEDIATE RELEASE	Exhibit 99.1 February 25, 2015

Almost Family Reports Fourth Quarter and Full Year 2014 Results
Announces Agreement to Acquire WillCare in a Separate Release

Louisville, KY, February 25, 2015 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three-months and year ended December 31, 2014.  In a separate release today, the Company also announced an agreement to acquire the stock of WillCare which is the second largest acquisition in the Company’s history.

As previously announced the Company is now, for the first time, reporting operating results for its new HealthCare Innovations segment segregated from Home Health operating results.  Home Health operating results include the Company’s historical Visiting Nurse and Personal Care segments and unallocated corporate expenses.  Earnings from continuing operations are reconciled to the Home Health operating level to provide added visibility for investors.

Fourth Quarter Highlights:
•	Net service revenues of approximately $125 million
•	Net income attributable to Almost Family, Inc. of $4.7 million, $0.50 per diluted share
•	Adjusted earnings from home health operations (1) of $4.5 million, $0.47 per diluted share
•	Visiting Nurse segment net revenues of $95.7 million and record Personal Care segment revenues of $28.9 million
•	Acquired SunCrest home health operations incrementally added $0.18 to diluted EPS from continuing operations for the quarter
•	Same store efficiency gains improved diluted EPS by $0.04, partially offsetting the effects of Medicare rate cuts which reduced diluted EPS by $0.05

Full Year Highlights:
•	Record net service revenues of $495.8 million
•	Net income attributable to Almost Family, Inc. of $13.8 million, $1.45 per diluted share
•	Adjusted earnings from home health operations (1) of $17.1 million, $1.81 per diluted share
•	Record net revenues in all three segments: $380.8 million for Visiting Nurse, $112.5 million for Personal Care, and $2.5 million for Healthcare Innovations
•	Acquired SunCrest home health operations added $0.81 to diluted EPS from continuing operations for the year
•	Transition completed for the largest acquisition in the Company’s history
•	Same store efficiency gains improved diluted EPS by $0.31, more than offset the effects of Medicare rate cuts which reduced diluted EPS by $0.21
•	Breakeven results for the Healthcare Innovations segment

(1)	See “Non-GAAP Financial Measures - Adjusted Earnings from Home Health Operations” on page 12

WillCare Acquisition
In a separate release today, Almost Family announced that it has signed a definitive agreement to acquire the stock of WillCare.  WillCare, based in Buffalo NY, reported $72 million in revenue in 2014 with VN and PC branch locations in New York (11), Connecticut (3) and Ohio (1).  The purchase price is expected to be between $46 and $53 million based on changes in earnings and working capital between now and the expected close sometime in the second half of FY2015 subject to New York approval.  With this acquisition, Almost Family will operate over 230 branches across 15 states and its annual net revenue run rate is expected to approach the $600 million mark. The Company is reporting and commenting on the Willcare acquisition in a separate simultaneously released statement to provide clarity to investors on both its earnings and the transaction separately.

Management Comments
William Yarmuth, Chairman and Chief Executive Officer, made the following comments:  “We are extremely pleased to continue the momentum of our recent activities with today’s announcements.  In addition to our solid 2014 financial performance we are thrilled to announce the second largest transaction in our history, the acquisition of WillCare on the heels of wrapping up our integration of the SunCrest acquisition.  We are excited to have the opportunity to welcome the employees, patients and referral sources of WillCare into our growing family of home health providers.”

In recent releases the Company announced a $175 million expanded credit facility through 2020, a strategic investment in NavHealth a development stage health care technology company and the creation of its new “HealthCare Innovations” reporting segment to better highlight the value of its core home health operations separately from its innovation investments.

Steve Guenthner, President, added: “Our results for the year reflect not only the successful integration of our 2013 acquisitions but also some very nice improvements in organic volume growth and cost controls that helped us partially mitigate the effect of on-going Medicare rate cuts and continue to drive earnings growth.  The expansion of ACO’s, increased focus on inpatient hospital readmission penalties, bundled-payment initiatives and state-level developments, including moves to Medicaid managed care all point to increasing demand for home health services.  Additionally, our M&A track record and capital market and industry relationships continue to position us as a consolidator in home health.”

Yarmuth concluded: “To state the obvious, we are very optimistic about the future of home health care and Almost Family in particular.  We feel the positive regulatory environment, successful integration of SunCrest, acquisition of WillCare, solid progress and relationships with

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

governmental policy makers, increased access to capital and our commitment to innovation should all combine to fuel great optimism for the future of Almost Family.”

Fourth Quarter Financial Results
Almost Family reported fourth quarter results that included a full quarter of operating results for the following acquisitions, as compared to results for the fourth quarter of 2013:
•
The December 6, 2013 acquisition of SunCrest incrementally added $24.7 million to revenue ($21.1 million VN and $3.6 million PC) and $0.18 to diluted EPS from continuing operations, as compared to the same period in the prior year.

•	The October 4, 2013 acquisition of a 61.5% interest in Imperium lowered diluted EPS from continuing operations by $0.01.
•
A benefit from one-time deal, transition and other approximated $0.7 million ($0.04 per diluted share), as a $1.0 million insurance recovery of previously incurred defense costs more than offset deal costs, primarily related to WillCare.

Improved cost controls, in particular tighter adherence to agency-level labor staffing standards, improved the efficiency of care delivery lowering labor costs on improving volumes improving diluted EPS by $0.04 as compared to the same quarter of last year.

Excluding acquired revenue, Medicare rate cuts from 2014’s rebasing reduced revenue and operating income by $0.9 million and diluted EPS from continuing operations by $0.05.  VN segment Medicare admissions increased organically by 5.0%.

The effective tax rate for the fourth quarter of 2014 was 40.8% compared to 56.6% for the fourth quarter of 2013.  The higher income tax rate in 2013 occurred primarily due to certain deal and transaction costs that were not currently deductible and that did not result in the establishment of a deferred tax asset.  The Company currently anticipates a normalized effective tax rate of 40.5% and has used that rate in the presentation of income and diluted EPS from continuing operations.

Full Year Financial Results
Almost Family reported full year results that included a full twelve months of operating results for the following acquisitions, as compared to results for 2013:
•
The December 6, 2013 acquisition of SunCrest incrementally added $127.5 million to revenue ($111.3 million VN and $16.2 million PC) and $0.83 to diluted EPS from continuing operations, as compared to the prior year.

•
Deal, transition and other costs approximated $5.3 million ($0.34 per diluted share) as transition and deal costs, primarily SunCrest, more than offset a $1.0 million insurance recovery of previously incurred defense costs.

•	The October 4, 2013 acquisition of a 61% interest in Imperium produced break even operating results.

Improved cost controls, in particular tighter adherence to agency-level labor staffing standards, improved the efficiency of care delivery lowering labor costs on improved volumes improving diluted EPS by $0.31 as compared to last year.

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

Excluding acquired revenue, Medicare rate cuts in the VN segment, from 2014’s rebasing cuts and sequestration for episodes ending after March 31, 2013, reduced revenue and operating income by $3.3 million and diluted EPS from continuing operations by $0.21.  VN segment Medicare admissions increased organically by 1.8%.

The effective tax rate for 2014 was 41.0% compared to 41.2% for 2013.

Reclassification of Segment Reporting
As previously announced the Company has updated its segment reporting to better help investors understand the performance of its core home health operations from its innovation activities.  In addition certain portions of the Company’s home health operations previously reported in its Visiting Nurse Segment have been reclassified to its Personal Care Segment.  These operations, which generated about $11 million in revenue in 2014, have been reclassified in line with changes in the way in which information is provided to the Company’s chief operating decision maker.  Additionally, the Company believes that, due to their long-term and custodial nature and primary reimbursement source (Medicaid) presentation with the Personal Care Segment would be more meaningful to investors.

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
	(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net revenues	$124,756	$96,587	$495,829	$356,912
Cost of service revenues (excluding depreciation & amortization)	66,390	51,580	263,994	190,548
Gross margin	58,366	45,007	231,835	166,364
General and administrative expenses:
Salaries and benefits	35,750	27,743	141,359	102,498
Other	15,366	12,644	60,522	44,750
Deal, transition and other	(701)	3,336	5,312	4,323
Total general and administrative expenses	50,415	43,723	207,193	151,571
Operating income	7,951	1,284	24,642	14,793
Interest expense, net	(362)	(127)	(1,435)	(167)
Income before income taxes	7,589	1,157	23,207	14,626
Income tax expense	(3,266)	(756)	(9,511)	(6,020)
Net income from continuing operations	4,323	401	13,696	8,606

Discontinued operations:
Loss from operations, net
of tax of ($5), ($17), ($121) and $882	-	(254)	(172)	(729)
Gain on sale, net of tax of $973	-	3	-	171
Loss on discontinued operations	-	(251)	(172)	(558)
Net income	4,323	150	13,524	8,048
Net income - noncontrolling interests	424	178	239	178
Net income attributable to Almost Family, Inc.	$4,747	$328	$13,763	$8,226

Per share amounts-basic:
Average shares outstanding	9,352	9,308	9,333	9,279
Income from continuing operations attributable to Almost Family, Inc.	$0.51	$0.06	$1.49	$0.95
Discontinued operations	-	(0.03)	(0.02)	(0.06)
Net income attributable to Almost Family, Inc.	$0.51	$0.03	$1.47	$0.89

Per share amounts-diluted:
Average shares outstanding	9,474	9,401	9,462	9,374
Income from continuing operations attributable to Almost Family, Inc.	$0.50	$0.06	$1.47	$0.94
Discontinued operations	-	(0.03)	(0.02)	(0.06)
Net income attributable to Almost Family, Inc.	$0.50	$0.03	$1.45	$0.88

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2014
ASSETS	(UNAUDITED)	December 31, 2013
CURRENT ASSETS:
Cash and cash equivalents	$6,886	$12,246
Accounts receivable - net	74,894	59,902
Prepaid expenses and other current assets	10,420	9,854
Deferred tax assets	12,772	12,881
TOTAL CURRENT ASSETS	104,972	94,883

PROPERTY AND EQUIPMENT - NET	5,575	8,120
GOODWILL	192,523	192,489
OTHER INTANGIBLE ASSETS	54,402	53,174
OTHER ASSETS	558	775
TOTAL ASSETS	$358,030	$349,441

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,257	$12,057
Accrued other liabilities	42,326	42,496
Current portion - notes payable and capital leases	51	702
TOTAL CURRENT LIABILITIES	51,634	55,255

LONG-TERM LIABILITIES:
Revolving credit facility	46,447	56,000
Deferred tax liabilities	24,052	18,661
Other	2,705	1,815
TOTAL LONG-TERM LIABILITIES	73,204	76,476
TOTAL LIABILITIES	124,838	131,731

NONCONTROLLING INTEREST - REDEEMABLE - HEALTHCARE INNOVATIONS	3,639	3,639

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,574 and 9,500
issued and outstanding	957	950
Treasury stock, at cost, 94 and 92 shares of common stock	(2,393)	(2,340)
Additional paid-in capital	105,863	103,858
Noncontrolling interest - nonredeemable	(420)	(186)
Retained earnings	125,546	111,789
TOTAL STOCKHOLDERS' EQUITY	229,553	214,071
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$358,030	$349,441

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Twelve months Ended December 31,
	2014	2013
Cash flows of operating activities:
Net income	$13,524	$8,048
Loss on discontinued operations, net of tax	(172)	(558)
Net income from continuing operations	13,696	8,606
Adjustments to reconcile income to net cash of operating activities:
Depreciation and amortization	4,103	2,862
Provision for uncollectible accounts	9,413	5,378
Stock-based compensation	1,814	1,465
Deferred income taxes	5,500	2,099
	34,526	20,410
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(24,824)	(4,440)
Prepaid expenses and other current assets	(824)	4,229
Other assets	215	235
Accounts payable and accrued expenses	(2,431)	(888)
Net cash provided by operating activities	6,662	19,546

Cash flows of investing activities:
Capital expenditures	(1,232)	(2,502)
Acquisitions, net of cash acquired	(969)	(88,465)
Net cash used in investing activities	(2,201)	(90,967)

Cash flows of financing activities:
Credit facility repayments, net	(9,553)	56,000
Proceeds from stock options exercises	156	11
Purchase of common stock in connection with share awards	(52)	(20)
Tax impact of share awards	40	(62)
Payment of special dividend in connection with share awards	(35)	-
Principal payments on notes payable and capital leases	(702)	(720)
Net cash (used in) provided by financing activities	(10,146)	55,209

Cash flows from discontinued operations
Operating activities	323	(742)
Investing activities	2	3,080
Net cash provided by discontinued operations	325	2,338

Net change in cash and cash equivalents	(5,360)	(13,874)
Cash and cash equivalents at beginning of period	12,246	26,120
Cash and cash equivalents at end of period	$6,886	$12,246

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Three Months Ended December 31,
	2014		2013		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$95,724	76.8%	$72,055	74.8%	$23,669	32.8%
Personal Care	28,850	23.2%	24,336	25.2%	4,514	18.5%
	124,574	100.0%	96,391	100.0%	28,183	29.2%
Operating income before corporate expenses:
Visiting Nurse	11,703	12.2%	8,142	11.3%	3,561	43.7%
Personal Care	3,268	11.3%	2,688	11.0%	580	21.6%
	14,971	12.0%	10,830	11.2%	4,141	38.2%
Healthcare Innovations
Revenue	182		196		(14)	-7.1%
Operating income before noncontrolling interest	(408)	-224.2%	(482)	-245.9%	74	-15.4%

Corporate expenses	7,313	5.9%	5,728	5.9%	1,585	27.7%
Deal and transition costs	(701)	-0.6%	3,336	3.5%	(4,037)	-121.0%
Operating income	7,951	6.4%	1,284	1.3%	6,667	519.2%
Interest expense, net	(362)	-0.3%	(127)	-0.1%	(235)	185.0%
Income tax expense	(3,266)	-2.6%	(756)	-0.8%	(2,510)	332.0%
Net income from continuing operations	$4,323	3.5%	$401	0.4%	$3,922	978.1%

Adjusted EBITDA from home health operations	$9,148	7.3%	$6,477	6.7%	$2,671	41.2%
Adjusted earnings from home health operations	$4,479	3.6%	$2,740	2.8%	$1,739	63.5%

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Twelve months Ended December 31,
	2014		2013		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$380,788	77.2%	$263,789	73.9%	$116,999	44.4%
Personal Care	112,497	22.8%	92,927	26.1%	19,570	21.1%
	493,285	100.0%	356,716	100.0%	136,569	38.3%
Operating income before corporate expenses:
Visiting Nurse	46,224	12.1%	29,533	11.2%	16,691	56.5%
Personal Care	12,968	11.5%	11,599	12.5%	1,369	11.8%
	59,192	12.0%	41,132	11.5%	18,060	43.9%
Healthcare Innovations
Revenue	2,544		196		2,348	1198.0%
Operating income before noncontrolling interest	(13)	-0.5%	(482)	-245.9%	469	-97.3%

Corporate expenses	29,225	5.9%	21,534	6.0%	7,691	35.7%
Deal and transition costs	5,312	1.1%	4,323	1.2%	989	22.9%
Operating income	24,642	5.0%	14,793	4.1%	9,849	66.6%
Interest expense, net	(1,435)	-0.3%	(167)	0.0%	(1,268)	759.3%
Income tax expense	(9,511)	-1.9%	(6,020)	-1.7%	(3,491)	58.0%
Net income from continuing operations	$13,696	2.8%	$8,606	2.4%	$5,090	59.1%

Adjusted EBITDA from home health operations	35,775	7.2%	24,017	6.7%	11,758	49.0%
Adjusted earnings from home health operations	$17,100	3.4%	$11,533	3.2%	$5,568	48.3%

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended December 31,
	2014			2013		Change
	Amount			Amount		Amount	%
Average number of locations	160			130		30	23.1%

All payors:
Patient months	80,232			58,949		21,283	36.1%
Admissions	24,612			17,489		7,123	40.7%
Billable visits	631,145			480,727		150,418	31.3%

Medicare:
Admissions	21,782	88.5%		15,292	87.4%	6,490	42.4%
Revenue (in thousands)	$90,446	94.5%		$68,676	95.3%	$21,770	31.7%
Revenue per admission	4,152			4,491		$(339)	-7.5%
Billable visits	566,868	89.8%		446,618	92.9%	120,250	26.9%
Recertifications	11,913			9,258		2,655	28.7%
Payor mix % of Admissions
Traditional Medicare Episodic	84.2%			92.1%		-7.9%
Replacement Plans Paid Episodically	3.3%			2.9%		0.4%
Replacement Plans Paid Per Visit	12.5%			5.0%		7.5%

Non-Medicare:
Admissions	2,830	11.5%		2,197	12.6%	633	28.8%
Revenue (in thousands)	$5,278	5.5%		$3,379	4.7%	$1,899	56.2%
Revenue per admission	1,865			1,538		$327	21.3%
Billable visits	64,277	10.2%		34,109	7.1%	30,168	88.4%
Recertifications	499			403		96	23.8%
Payor mix % of Admissions
Medicaid & other governmental	25.6%			17.7%		7.9%
Private payors	74.4%			82.3%		-7.9%

PERSONAL CARE OPERATING METRICS

	Three Months Ended December 31,
	2014			2013		Change
	Amount			Amount		Amount	%
Average number of locations	61			62		(1)	-1.6%

Admissions	1,619			1,204		415	34.5%
Patient months of care	22,858			20,439		2,419	11.8%
Billable hours	1,315,575		1230409.46	1,230,409		85,166	6.9%
Revenue per billable hour	$21.93			$19.78		$2.15	10.9%

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three Months Ended December 31,
	2014			2013		Change
	Amount			Amount		Amount	%
Medicare enrollees under management	53,901			28,735		25,166	87.6%
ACOs under contract	7			3		4	133.3%
Net income - noncontrolling interest	(156)			(186)		30	-16.1%
Assets	9,287			9,642		(355)	-3.7%
Liabilities	180			645		(465)	-72.1%
Non-controlling interest - redeemable	3,639			3,639		-	0.0%
Non-controlling interest - nonredeemable	(5)			(186)		181	-97.3%

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

VISITING NURSE SEGMENT OPERATING METRICS

	Twelve Months Ended December 31,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	167		111		56	50.5%

All payors:
Patient months	319,430		214,279		105,151	49.1%
Admissions	98,634		64,304		34,330	53.4%
Billable visits	2,507,067		1,759,864		747,203	42.5%

Medicare:
Admissions	87,650	88.9%	58,441	90.9%	29,209	50.0%
Revenue (in thousands)	$357,144	93.8%	$254,012	96.3%	$103,132	40.6%
Revenue per admission	4,075		4,346		$(272)	-6.3%
Billable visits	2,259,896	90.1%	1,668,346	94.8%	591,550	35.5%
Recertifications	47,875		33,597		14,278	42.5%
Payor mix % of Admissions
Traditional Medicare Episodic	84.0%		91.9%		-7.9%
Replacement Plans Paid Episodically	3.4%		2.6%		0.8%
Replacement Plans Paid Per Visit	12.7%		5.5%		7.2%

Non-Medicare:
Admissions	10,984	11.1%	5,863	9.1%	5,121	87.3%
Revenue (in thousands)	$23,644	6.2%	$9,777	3.7%	$13,867	141.8%
Revenue per admission	2,153		1,668		$485	29.1%
Billable visits	247,171	9.9%	91,518	5.2%	155,653	170.1%
Recertifications	1,865		1,230		635	51.6%
Payor mix % of Admissions
Medicaid & other governmental	23.3%		24.1%		-0.8%
Private payors	76.7%		75.9%		0.8%

PERSONAL CARE OPERATING METRICS

	Twelve Months Ended December 31,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	61		61		-	0.0%

Admissions	6,458		4,723		1,735	36.7%
Patient months of care	89,880		80,045		9,835	12.3%
Billable hours	5,304,089		4,682,590		621,499	13.3%
Revenue per billable hour	$21.21		$19.85		$1.36	6.9%

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Twelve Months Ended December 31,
	2014		2013		Change
	Amount		Amount		Amount	%
Medicare enrollees under management	53,901		28,735		25,166	87.6%
ACOs under contract	7		3		4	133.3%
Net income - noncontrolling interest	(5)		(186)		181	-97.3%
Assets	9,287		9,642		(355)	-3.7%
Liabilities	180		645		(465)	-72.1%
Non-controlling interest - redeemable	3,639		3,639		-	0.0%
Non-controlling interest - nonredeemable	(5)		(186)		181	-97.3%

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

Non-GAAP Financial Measures
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Earnings from Home Health Operations
Adjusted earnings from home health operations is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted earnings from home health operations provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted earnings from home health operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS
FROM HOME HEALTH OPERATIONS
(In thousands)
	Three Months Ended December 31,		Twelve months Ended December 31,
(in thousands)	2014	2013	2014	2013
Net income attributable to Almost Family, Inc.	$4,747	$328	$13,763	$8,226

Addbacks:
Deal, transition and other, net of tax	(417)	1,985	3,160	2,572
Loss on discontinued operations, net of tax	-	251	172	558
Adjusted earnings	4,330	2,564	17,095	11,356
Healthcare Innovation operating loss after NCI, net of tax	149	176	5	176
Adjusted earnings from home health operations	$4,479	$2,740	$17,100	$11,533

Per share amounts-diluted:
Average shares outstanding	9,474	9,401	9,462	9,374

Net income attributable to Almost Family, Inc.	$0.50	$0.03	$1.45	$0.88

Addbacks:
Deal, transition and other, net of tax	(0.04)	0.21	0.34	0.27
Loss on discontinued operations, net of tax	-	0.03	0.02	0.06
Adjusted earnings	0.46	0.27	1.81	1.21
Healthcare Innovation operating loss after NCI, net of tax	0.01	0.02	0.00	0.02
Adjusted earnings from home health operations	$0.47	$0.29	$1.81	$1.23

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

Adjusted EBITDA from Home Health Operations
Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other and healthcare innovation operating loss (Adjusted EBTIDA from Home Health Operations) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA from Home Health Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA from Home Health Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
FROM HOME HEALTH OPERATIONS
(In thousands)
	Three Months Ended December 31,		Twelve months Ended December 31,
(in thousands)	2014	2013	2014	2013
Net income from continuing operations	$4,323	$401	$13,696	$8,606
Add back:
Interest expense	362	127	1,435	167
Income tax expense	3,266	756	9,511	6,020
Depreciation and amortization	938	857	4,103	2,862
Stock-based compensation from home health operations	478	426	1,814	1,465
Deal and transition costs	(701)	3,336	5,312	4,323
Adjusted EBITDA	8,666	5,903	35,871	23,443
Healthcare Innovation operating loss	482	574	(96)	574
Adjusted EBITDA from home health operations	$9,148	$6,477	$35,775	$24,017

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Indiana, Pennsylvania, Georgia, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 220 branch locations in fourteen U.S. states.

Almost Family Reports Fourth Quarter and Full Year 2014 Results

February 25, 2015

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third-party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2013, in particular information under the headings “Special Caution Regarding Forward-Looking Statements” and “Risk Factors.”  With regard to the Company’s investments in its HealthCare Innovations segment, there can be no assurance that its operational and developmental objectives will be realized or that any savings in healthcare spending or any future participation in Medicare Shared Savings Program payments will be realized.  The Company undertakes no obligation to update or revise its forward-looking statements.